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                                                                   Exhibit 10.61




                           EQUIPMENT LEASE AGREEMENT


        THIS EQUIPMENT LEASE AGREEMENT is made as of the 23rd day of December, 1987, by and between MARYLAND NATIONAL LEASE CORPORATION ("Lessor") and GENETICS INSTITUTE, INC. ("Lessee").

        In consideration of the mutual covenants, terms and conditions hereinafter contained, Lessor hereby agrees to lease to Lessee, and Lessee hereby agrees to lease from Lessor, the property, together with all components, parts, additions, accessions and attachments incorporated therein (all such property hereinafter collectively referred to as the "Equipment") described in the Interim Equipment Schedule(s), if any, and the Equipment Schedule(s) to be executed pursuant hereto (all such schedules are hereinafter collectively referred to as the "Equipment Schedule"), subject to the terms and conditions set forth in the Equipment Schedule and also set forth herein.

        This Lease is made upon the following terms and conditions:

        1. TERM. The term of this Lease with respect to any item of the Equipment shall consist of the term set forth in the Equipment Schedule relating thereto; provided, however, that this Lease shall be effective from and after the date of execution hereof.

        2. RENT. Lessee covenants and agrees to pay to Lessor, as rent for the Equipment, without any deduction or setoff and without prior notice or demand, the aggregate amounts specified in the Equipment Schedule relating thereto. This Lease is a net lease, and Lessee shall not be entitled to any abatement of rent or other payments due hereunder or any reduction thereof under any circumstances or for any reason whatsoever. Lessee hereby waives any and all existing or future claims to any offset against the rent payments due hereunder, and agrees to make the rent payments regardless of any offset or claim which may be asserted by Lessee or on its behalf in connection with the lease of the Equipment.

        Installments of rent are to be paid in the manner and at the time specified in the Equipment Schedule by mailing the same to Lessor at the address specified in Section 22 hereof; and shall be effective upon receipt. Payments may be applied by Lessor at any time against any obligation due and owing by Lessee under this Lease (in Lessor's sole discretion) notwithstanding any statement appearing on or referred to in any remittance from Lessee. In the event proceedings under Federal bankruptcy laws or state

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insolvency laws are instituted by or against Lessee within ninety (90)
days after receipt of a payment, the payment shall be deemed applicable to the unpaid obligation then due hereunder in inverse order of maturity.

     Time is of the essence of this Lease. In the event that any rent or other payment due hereunder shall not have been paid on the date on which it becomes due and payable, Lessor may collect, and Lessee hereby agrees to pay, a charge computed as one (1) percent per month of the amount in arrears for the period such amount remains unpaid (or such lesser amount as may be permitted by law).

     3. LESSEE'S REPRESENTATIONS AND WARRANTIES. Lessee hereby represents and warrants that:

          (a) Lessee is a corporation duly organized and validly existing in good standing under the laws of the state of its incorporation, and is duly qualified and authorized to do business as a foreign corporation in good standing in each state in which the Equipment is to be located.

          (b) Lessee has the corporate power and authority to enter into and perform its obligations hereunder; and the sale of those certain items of equipment specified on the schedule attached to each Equipment Bill of Sale and Assignment (collectively the "Bill of Sale") executed by Lessee, and the execution, delivery and performance of this Lease, the Equipment Schedule, the Bill of Sale, and all related instruments and documents, (i) have been duly authorized by all necessary corporate action on the part of Lessee; (ii) do not require any stockholder approval or approval or consent of any trustee or holders of any indebtedness or obligations of Lessee except such as have been duly obtained; and (iii) do not and will not contravene any law, governmental rule, regulation or order now binding on Lessee, or the charter or by-laws or Lessee, or contravene the provisions of, or constitute a default under, or result in the creation of any lien or encumbrance upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its property is bound.

          (c) Neither the execution and delivery by Lessee of this Lease, the Equipment Schedule, the Bill of Sale, and all related instruments and documents, nor the consummation of any of the transactions by Lessee contemplated hereby or thereby, requires the consent or approval of, the giving of notice to, the



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registration with, or the taking of any other action in respect of, any
Federal, state or foreign governmental authority or agency, except as provided herein.

          (d) This Lease, the Equipment Schedule, and all related instruments and documents, when entered into, will constitute legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms
thereof; and the Bill of Sale   transfers to Lessor valid title to the
equipment described on the schedule attached thereto free and clear of any and all encumbrances, liens, charges or defects. No filing or recordation must be made, no notice must be given, and no other action must be taken with respect to any state or local jurisdiction, or any person, in order to preserve to Lessor all the rights transferred by the Bill of Sale.

          (e) There are no pending actions or proceedings to which Lessee is a party, and there are no other pending or threatened actions or proceedings of which Lessee has knowledge, before any court, arbitrator or administrative agency, and there are no final judgments of record against Lessee of which Lessee has knowledge, which, either individually or in the aggregate, would materially adversely affect the financial condition of Lessee, or the ability of Lessee to perform its obligations hereunder. Further, Lessee is not in default under any material obligation for the payment of borrowed money, for the deferred purchase price of property or for the payment of any rent under any lease agreement which, either individually or in the aggregate, would have the same such effect.

          (f) Under the laws of the Commonwealth of Massachusetts, the state in which the Equipment is to be located, the Equipment consists solely of personal property and when installed will consist solely of personal property.

          (g) The financial statements of Lessee (copies of which have been furnished to Lessor) have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), and accurately and completely present Lessee's financial condition and the results of its operations as of the date of and for the period covered by such statements, and since the date of such statements there has been no material adverse change in such conditions or operations.





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        (h)  The address stated below the signature of Lessee is the chief place of business and chief executive office of Lessee; and Lessee does not conduct business under a trade, assumed or fictitious name.

        4.   COVENANTS OF LESSEE.  Lessee covenants and agrees as follows:

        (a) Lessee will furnish Lessor (i) within one hundred twenty (120) days after the end of each fiscal year of Lessee, a balance sheet of Lessee as at the end of such year, and the related earnings statement of Lessee for such fiscal year, prepared in accordance with GAAP, all in reasonable detail and certified by independent certified public accountants of recognized standing selected by Lessee; and (ii) within sixty (60) days after the end of each quarter of Lessee's fiscal year, a balance sheet of Lessee as at the end of such quarter, and the related earnings statement of Lessee for such quarter, prepared in accordance with GAAP; and (iii) within thirty (30) days after the date on which they are filed, all regular periodic reports, forms, and other filings required to be made by Lessee to the Securities and Exchange Commission, if any.

        (b) Lessee will promptly and duly execute and deliver to Lessor such further documents, instruments, and assurances and take such further action as Lessor may from time to time reasonably request in order to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder.

        (c) Lessee shall at all times maintain its corporate existence except as expressly permitted herein. Lessee shall not consolidate with, merge into, or convey, transfer or lease substantially all of its assets as an entirety to (such actions being referred to as an "Event"), any Person (which term, for the purposes of this paragraph, means any individual, corporation, partnership, joint venture, association, trust, unincorporated organization, or government or any agency or political subdivision thereof), unless:

        (i) such Person shall be an entity organized and existing under the laws of the United States of America or any state or the District of Columbia, and shall execute and deliver to Lessor, within sixty (60) days of such Event, an agreement containing an effective assumption by such Person or the due and punctual performance and observance of each covenant and condition of this Lease to be performed or observed by Lessee; and


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              (ii)  such Person shall have a net worth in excess of Fifty
Million Dollars ($50,000,000.00)

          (c) Lessee shall provide written notice to Lessor of the commencement of proceedings under the Federal bankruptcy laws or other insolvency laws (as now or hereafter in effect, involving Lessee as a debtor.

     5. AUTHORIZATION AND CERTIFICATION. Prior to Lessee's acceptance and use of the Equipment, Lessor shall receive the following, in form and substance satisfactory to Lessor:

          (a) Certificate of the Secretary or an Assistant Secretary of Lessee certifying: (1) resolutions of the Board of Directors or validly authorized Executive Committee of Lessee duly authorizing the sale and leasing of the Equipment hereunder and the execution, delivery and performance of this Lease, the Equipment Schedule, the Bill of Sale, and all related instruments and documents; and (2) the incumbency and signature of the officers of Lessee authorized to execute such documents.

          (b) Evidence satisfactory to Lessor as to due compliance with the insurance provisions of Section 12 hereof.

          (c) An opinion of counsel for Lessee satisfactory to Lessor as to each of the matters set forth in sub-parts (a) through (e) of Section 3 hereof and as to such other matters as Lessor may reasonably request.

          (d) Uniform Commercial Code financing statements as required by Lessor.

          (e)  The Bill of Sale.

     6. DELIVERY; INSPECTION AND ACCEPTANCE BY LESSEE. Upon tender of delivery, Lessee will cause an inspection of the Equipment to be made and, if the same is found to be in good order and in compliance with the provisions of any applicable purchase order(s), Lessee shall accept delivery of the same and shall execute and deliver to Lessor an Equipment Schedule setting forth a complete description of the item of Equipment thus delivered and accepted; whereupon, as between Lessor and Lessee, the same shall be deemed to have been finally accepted by Lessee pursuant to this Lease and said Equipment Schedule.





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     Lessor shall not be liable for loss or damage occasioned by any cause, circumstance or event of whatsoever nature, including, but not limited to, failure of or delay in delivery, delivery to wrong place, delivery of improper equipment or property other than the Equipment, damage to the Equipment, governmental regulations, strike, embargo or other cause, circumstance or event, whether of like or unlike nature. All charges, expenses and taxes incurred in connection with Lessor's purchase of the Equipment and the shipment, delivery, installation and servicing of the Equipment by the manufacturer or supplier thereof or by any other party shall be the responsibility of Lessee and may, at the sole option of Lessor, be capitalized or expensed, unless otherwise agreed to in writing by the parties.

     In the event that Lessee shall, for reasonable cause, refuse to accept delivery of any item of the Equipment, (i) Lessee will thereupon be assigned all rights and shall assume all obligations as purchaser of the Equipment and will indemnify and hold Lessor harmless from and against any and all claims of the manufacturer, supplier or any other person in connection with the purchase thereof; and (ii) Lessee shall have all rights as the purchaser of the Equipment and be entitled to pursue any and all remedies which may be available against the manufacturer, supplier or other person for any failure or breach in connection with the manufacture, shipment and delivery of the Equipment.

     7. IDENTIFICATION OF EQUIPMENT. Lessee will cause each item of the Equipment, having a fair market value equal to or greater than Twenty
Thousand Dollars ($20,000.00), to be continually marked, in a plain and distinct manner, with the name of Lessor followed by the words "Owner and Lessor," or other appropriate words designated by Lessor on labels furnished by Lessor, with appropriate changes thereof and additions thereto as from time to time may be required in order to protect the title of Lessor to each item of the Equipment and its rights under this Lease. Lessee will not place any item of the Equipment in operation or exercise any control or dominion over the same until such name and words shall have been so marked thereon and will replace promptly any such name or words which may be removed, defaced or destroyed. In any event, Lessee will not allow the name of any person, firm or association other than that of Lessor to be placed on any item of the Equipment as a designation that might be interpreted as a claim of ownership (provided that in all events Lessee may place its name or logo on the Equipment).





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     8.   USE AND MAINTENANCE.  Lessee shall use the Equipment solely in the conduct of its business and in a careful and proper manner consistent with the requirements of all applicable insurance policies relating to the Equipment; and shall not discontinue use of the Equipment during the term of this Lease. Lessee will not change the location of any Equipment as specified in the Equipment Schedule without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Lessee shall not attach or incorporate the Equipment to or in any other item of equipment in such a manner that the Equipment becomes or may be deemed to have become an accession to or a part of such other item of equipment.

     Lessee, at its own expense, will keep and maintain, or cause to be kept and maintained, the Equipment in as good operating condition as when delivered to Lessee hereunder, ordinary wear and tear resulting from proper use thereof alone excepted, and will provide all maintenance and service and make all repairs or replacements reasonably necessary for such purpose.

     In addition, if any parts or accessories forming part of the Equipment shall from time to time become worn out, lost, destroyed, damaged beyond repair or otherwise permanently rendered unfit for use, Lessee, at its own expense, will within a reasonable time replace such parts or accessories, or cause the same to be replaced, by replacement parts or accessories which are free and clear of all liens, encumbrances or rights of others and have a value and utility at least equal to the parts or accessories replaced. All equipment, accessories, parts and replacements for or which are added to or become attached to the Equipment which are essential to the operation of the Equipment or which cannot be detached from the Equipment without materially interfering with the operation of the Equipment or adversely affecting the value and utility which the Equipment would have had without the addition thereof, shall immediately become the property of Lessor, and shall be deemed incorporated in the Equipment and subject to the terms of this Lease as if originally leased hereunder. Lessee shall not make any material alterations to the Equipment without the prior written consent of Lessor, which consent shall not be unreasonably withheld. No attachment or alteration to the Equipment shall be made by or on behalf of Lessee which would increase the productivity or capability of the Equipment so as to violate the provisions of Rev. Proc. 75-21, 1975-1 C.B. 715, or Rev. Proc. 79-48, 1979-2 C.B. 529 (as either or both of those Revenue Procedures may hereafter be modified or superseded).




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        Upon reasonable advance notice, Lessor shall have the right to inspect the Equipment and all maintenance records with respect thereto, if any, at any reasonable time during normal business hours.

        9. DISCLAIMER OR WARRANTIES. LESSOR, NOT BEING A SELLER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS ENACTED IN THE STATE OF MARYLAND), NOR A SELLER'S AGENT, HEREBY EXPRESSLY DISCLAIMS AND MAKES TO LESSEE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO:
THE FITNESS FOR USE, DESIGN OR CONDITION OF THE EQUIPMENT; THE QUALITY OR CAPACITY OF THE EQUIPMENT; THE WORKMANSHIP IN THE EQUIPMENT; THAT THE EQUIPMENT WILL SATISFY THE REQUIREMENTS OF ANY LAW, RULE, SPECIFICATION OR CONTRACT PERTAINING THERETO; AND ANY GUARANTY OR WARRANTY AGAINST PATENT INFRINGEMENT OR LATENT DEFECTS, it being agreed that all such risks, as between Lessor and Lessee, are to be borne by Lessee. Lessor is not responsible or liable for any direct, indirect, incidental or consequential damage to or losses resulting from the installation, operation or use of the Equipment or any products manufactured thereby. All assignable warranties made by the manufacturer or supplier to Lessor are hereby assigned to Lessee for and during the term of this Lease and Lessee agrees to resolve all such claims directly with the manufacturer or supplier. Provided that Lessee is not then in Default hereunder, Lessor shall cooperate fully with Lessee with respect to the resolution of such claims, in good faith and by appropriate proceedings at Lessee's expense. Any such claim shall not affect in any manner the unconditional obligation of Lessee to make rent payments hereunder.

        10.  FEES AND TAXES

        (a) To the extent permitted by law, Lessee shall file any necessary report and return for, shall pay promptly when due, shall otherwise be liable to reimburse Lessor (on an after-tax basis) for, and agrees to indemnify and hold Lessor harmless from:

             (i) all title, recordation (other than those incurred in connection with the initial filing of the Uniform Commercial Code financing statements delivered to Lessor in connection with the closing of this transaction), documentary stamp and other fees (including the reasonable fees and expenses of counsel incurred in connection with the preparation and attention to filing or recording of any waiver, Uniform Commercial Code financing statement or other document in connection with this Lease or the Equipment);


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                      (ii)  taxes (other than taxes calculated solely on the
basis of net income), including but not limited to sales, use and personal property taxes; and

                     (iii) assessments and all other charges or withholdings of any nature (together with any penalties, fines or interest thereon);

arising at any time upon or relating to the Equipment or this Lease or with respect to the acquisition, ownership, use, operation, leasing, delivery, return or other disposition of the Equipment, or upon the rentals payable hereunder, whether the same be assessed to Lessor or Lessee.

                (b) In the event that any report or return for, or property listing in connection with, or any, fee, tax or assessment described in sub-part (a) hereof is, by law, required to be filed by, assessed or billed to, or paid by, Lessor, Lessee at its own expense will do any and all things required to be done by Lessor (to the extent permitted by law) in connection with the filing, levy, assessment, billing or payment of such report, return or charge and is hereby authorized by Lessor to act for and on behalf of Lessor in any and all respects, including (but not limited to), after obtaining the prior written consent of Lessor (which shall not be unreasonably withheld), the contest or protest, in good faith and by appropriate proceedings, of the validity of any such levy or assessment, or the amount thereof. Lessor agrees fully to cooperate with Lessee in any such contest, and Lessee agrees promptly to indemnify Lessor for all reasonable expenses incurred by Lessor in the course of such cooperation. A claim for tax or other imposition shall be paid, subject to refund proceedings, if failure to pay would adversely affect the title, property or rights of Lessor hereunder. Provided that Lessee is not then in Default hereunder, if Lessor shall obtain a refund of any such tax or imposition which has been paid (by Lessee, or by Lessor and for which lessor has been reimbursed by Lessee), Lessor shall promptly pay such refund to Lessee.

        Lessee will cause all billings of such charges to Lessor to be made to Lessor in care of Lessee and will, in preparing any report or return required by law, show the ownership of the Equipment in Lessor, and shall send a copy of any such report or return to Lessor.



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        If Lessee fails to pay any such charges when due, except any levy or assessment being contested in good faith and by appropriate proceedings as above provided for a reasonable period of time, Lessor at its option may do so, in which event the amount so paid (including any penalty or interest incurred as a result of Lessee's failure), plus interest thereon at the rate set forth in Section 21 hereof, shall be paid by Lessee to Lessor with the next periodic payment of rent.

             (c) The obligations of Lessee under this Section, which accrue during the term of this Lease, shall survive the termination of this Lease.

        11. INTENT; TITLE. It is the express intent of the parties that this agreement constitute a true lease and in no event shall this agreement be construed as a sale of the Equipment. Title to the Equipment shall at all times remain in Lessor, and Lessee shall acquire no ownership, title, property, right, equity, or interest in the Equipment other than its leasehold interest solely as Lessee subject to all the terms and conditions hereof.

        Notwithstanding the express intent of the parties, should a court of competent jurisdiction determine that this agreement is not a true lease, but rather one intended as security, then solely in that event and for the expressly limited purposes thereof, Lessee shall be deemed to have hereby granted Lessor a security interest in this Lease, the Equipment, and all accessions thereto, substitutions and replacements therefor, and proceeds (including insurance proceeds) thereof (but without the power of Lessee to dispose of the Equipment); to secure the prompt payment and performance as and when due of all obligations and indebtedness of Lessee (or any affiliate of Lessee) to Lessor, now existing or hereafter created.

        The parties intend and agree that the Equipment shall remain personal property, notwithstanding the manner in which it may be affixed to any real property. Lessee shall obtain and deliver to Lessor (to be recorded at Lessee's expense), from each landlord, owner, mortgagee or any person having an encumbrance or lien on or interest in the property where the Equipment is to be located, waivers of any lien, encumbrance or interest which such person might have or hereafter obtain or claim with respect to the Equipment. Lessee agrees to maintain the Equipment free from all claims, liens and legal processes of creditors of Lessee other than liens (a) for fees, taxes, levies, imports, duties or other governmental charges of any kind which are not yet delinquent or


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are being contested in good faith by appropriate proceedings which suspend the collection thereof (provided, however, that such proceedings do not involve any substantial danger of the sale, forfeiture or loss of the Equipment or any interest therein); (b) liens of mechanics, materialmen, laborers, employees or suppliers and similar liens arising by operation of law incurred by Lessee in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings which suspend the collection thereof (provided, however, that such contest does not involve any substantial danger of the sale, forfeiture or loss of the Equipment or any interest therein); and (c) liens arising out of any judgments or awards against Lessee which have been adequately bonded to protect Lessor's interests or with respect to which a stay of execution has been obtained pending an appeal or a proceeding for review. Lessee will defend, at its own expense, Lessor's title to the Equipment from such claims, liens or legal processes. Lessee shall also notify Lessor immediately upon receipt of notice of any lien, attachment or judicial proceeding affecting the Equipment in whole or in part.

        12. INSURANCE. Lessee shall keep the Equipment insured against loss or damage due to fire and the risks normally included in extended coverage, malicious mischief and vandalism, for not less than the greater of the full replacement value or the Stipulated Loss Value (as defined in Section 13 hereof); and Lessee shall also carry public liability insurance, both personal injury and property damage, covering the Equipment, with a single limit of not less than Five Million Dollars ($5,000,000.00) per occurrence, or such greater or lesser amount as Lessor may from time to time require on notice to Lessee. All said insurance shall be in form and amount and with companies reasonably satisfactory to Lessor. All insurance for loss or damage shall provide that losses, if any, shall be payable to Lessor and Lessee, as their interests may appear and Lessee shall utilize its best efforts to have all checks relating to any such losses delivered promptly to Lessor. Lessor and any assignee of Lessor shall be named as an additional insured with respect to all such liability insurance. Lessee shall pay the premiums therefor and deliver to Lessor evidence satisfactory to Lessor of such insurance coverage. Lessee shall cause to be provided to Lessor, not less than fifteen (15) days prior to the scheduled expiration or lapse of such insurance coverage, evidence satisfactory to Lessor of renewal or replacement coverage. Each insurer shall agree, by endorsement upon the policy or policies issued by it or by independent instrument furnished to Lessor, that (a) it will give Lessor thirty
(30) days' prior written notice of the


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effective date of any material alteration or cancellation of such policy; and (b) insurance as to the interest of any named additional insured or loss payee other than Lessee shall not be invalidated by any actions, inactions, breach of warranty or conditions or negligence of Lessee with respect to such policy or policies. The proceeds of such insurance payable as a result of loss of or damage to the Equipment shall be applied as required by the provisions of Section 13 hereof.

        13. LOSS AND DAMAGE. Lessee hereby assumes and shall bear the entire risk of direct and consequential loss and damage to the Equipment from any and every cause whatsoever. Except as provided in this Section for discharge upon payment of Stipulated Loss Value, no loss or damage to the Equipment or any part thereof shall release or impair any obligations of Lessee under this Lease, which shall continue in full force and effect and shall be absolute during the term hereof. Lessee agrees that Lessor shall not incur any liability to Lessee for any loss of business, loss of profits, expenses, or any other damages resulting to Lessee by reason of any delay in delivery or any delay caused by any non-performance, defective performance, or breakdown of the Equipment, nor shall Lessor at any time be responsible for personal injury or the loss or destruction of any other property resulting from the Equipment.

        In the event of loss or damage of any kind whatever to any item of the Equipment which does not constitute a Total Loss (as such term is hereinafter defined), Lessee shall, at its sole cost and expense, promptly repair and restore such item of the Equipment to the condition required by this Lease. Provided that Lessee is not then in Default (as such term is hereinafter defined) hereunder, upon receipt of evidence reasonably satisfactory to Lessor of completion of such repairs or completion of the work for which payment is sought in instances where Lessee is required to make progress payments, Lessor will apply any insurance proceeds received by Lessor on account of such loss or damage to the cost of such repairs.

        Upon the occurrence of: (a) the actual or constructive total loss of any items of the Equipment; or (b) the loss, theft or destruction of any item of the Equipment or damage to any item of the Equipment to such extent as shall make repair thereof uneconomical or shall render any item of the Equipment permanently unit for normal use for any reason whatsoever; or (c) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of any item of the Equipment (as established to the reasonable satisfaction of Lessor; any such


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
occurrence being herein referred to as a "Total Loss"), during the term of this Lease, Lessee shall give prompt notice thereof to Lessor. Thereafter, on the next date for the payment of rent, Lessee shall pay to Lessor the rent which would have been due on that date plus the Stipulated Loss Value of the item or items of the Equipment with respect to which the Total Loss has occurred and any other sums due hereunder with respect to that Equipment (less any insurance proceeds or condemnation award actually paid).

        Upon making such payment in respect of any item of the Equipment, this Lease and the obligation to make future rental payments shall terminate solely with respect to the Equipment or items thereof so paid for and (to the extent applicable) Lessee thereupon shall become entitled thereto as is where is without warranty, express or implied, with respect to any matter whatsoever. In furtherance thereof, Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee without recourse or warranty, except in respect of Lessor's acts, all of Lessor's right, title and interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters.

        As used in this Lease, "Stipulated Loss Value" shall mean the product of the Total Invoice Cost (as designated on the appropriate Equipment Schedule) of the item or items of Equipment and the applicable percentage factor set forth on the Schedule of Stipulated Loss Values attached to the applicable Equipment Schedule, as hereinafter provided:

             (a) Stipulated Loss Value shall be determined as of the net date on which a payment of rent is or would be due after a Total Loss or other termination of this Lease, after payment of any rent due on such date, and the applicable percentage factor shall be that which is set forth with respect to such rent payment.

             (b) After payment of the final payment of rent due under the original term of this Lease, Stipulated Loss Value shall be determined as of the date of termination of this Lease. If the Lease is renewed, Stipulated Loss Value during the renewal term shall be calculated on the next date on which a payment of rent is or would be due after a Total Loss or other termination of such renewal term, after payment of any rent due on such date, and the applicable percentage factor shall be the last percentage factor set forth on the Schedule of Stipulated Loss Values.


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        14.  REDELIVERY.

             (a)  Upon the expiration or earlier termination of this Lease
(or of any renewal hereof, if applicable), Lessee shall (unless Lessee has paid the Stipulated Loss Value with respect thereto pursuant to Section 13 hereof or has exercised its option to purchase in accordance with the terms of Section 16 hereof), at it own expense, cause the Equipment to be returned to Lessor within thirty (30) days in the same condition as when delivered to Lessee hereunder, ordinary wear and tear resulting from proper use thereof alone excepted free and clear of all liens, encumbrances or rights of others whatsoever except liens or encumbrances resulting from claims against Lessor not relating to the ownership of such Equipment, by delivery at such location within the continental United States, Canada or Mexico, as Lessor shall specify

             (b) Upon return, the Equipment (1) shall have been reassembled at the location to which it was redelivered, as provided for in sub-part (a) of this Section, at Lessee's expense, in good operating condition, and able to perform all functions for which the Equipment was originally designed; and
(2) shall be complete with all blue prints, operating manuals, maintenance manual and other technical documents necessary for the prolonged operation of the Equipment.

             (c) Upon return after the expiration of this Lease (or of any renewal hereof, if applicable), the Equipment shall have a one hundred twenty
(120) day warranty furnished by Lessee at Lessee's expense (said warranty will cover all parts and labor necessary to make repairs resulting from the improper re-installation of the Equipment and will commence upon successful re-installation and necessary test runs). Lessee will use its reasonable best efforts to make available for a period of sixty (60) days following successful re-installation and test runs, as required, any engineering and technical personnel necessary for the training of personnel with respect to the operation, maintenance, and repair of the Equipment (said engineering and technical personnel will be made available by Lessee for an additional one hundred twenty (120) day period for consultation regarding the operation of the Equipment). Lessee will furnish to Lessor a listing of no less than three (3) alternative suppliers of replacement parts and other materials necessary for the operation of the Equipment. Any supplies, replacement parts or materials available solely from Lessee or any subsidiary of Lessee which are necessary for the continued operation of the Equipment shall be provided as and when requested by Lessor or its purchaser at then current market prices. It is acknowledged and agreed that the provisions of this sub-part (c) shall not be applicable to return of the Equipment after (1) the occurrence of a Default hereunder or (2) the rejection of this Lease by Lessee in any bankruptcy proceeding in accordance with all applicable requirements of Law.

      (d) Lessee shall obtain and pay for a policy of transit insurance in an amount equal to the replacement value of the Equipment and Lessor shall be named as the loss payee on all such policies of insurance. In addition to Lessor's other rights and remedies hereunder, if the Equipment is not returned in a timely fashion, or if repairs are necessary to place the Equipment in the condition required in this Section, Lessee shall continue to pay to Lessor rent at the last prevailing lease rate hereunder for the period of delay in redelivery, or for the period of time reasonably necessary to accomplish such repairs together with the cost of such repairs, as applicable. The obligations of Lessee under this Section, which accrue during the term of this Lease, shall survive the termination of the Lease.

     15. OPTION TO RENEW. Provided that Lessee is not then in Default, Lessee shall have the option to renew this Lease, at the expiration of the term of this Lease, with respect to all but not less than all of the Equipment, on the terms and conditions of this Lease, for a negotiated renewal term at a negotiated periodic rent based on the fair market rental value of such Equipment determined at the time of renewal.

     If Lessee desires to exercise this option it shall, at least one hundred eighty (180) days before expiration of the term of this Lease, give Lessor written notice of its intention to exercise this option to renew; and shall engage in negotiations with Lessor to determine the periodic rent to be paid during the renewal term. Not less than ninety (90) days before expiration of the term of this Lease, Lessee shall give Lessor written notice of its election to renew on the terms mutually agreed upon during negotiations.

     If the parties are unable to agree on the fair market rental value of the Equipment, then Lessor and Lessee shall at Lessee's expense obtain appraisal values from three independent appraisers (one to be selected by Lessor, one by Lessee, and the other by the two selected by Lessor and Lessee) and the average fair market rental value as determined by such appraisers shall be binding on the parties hereto.

     16. OPTION TO PURCHASE. Provided that Lessee is not then in Default, Lessee shall have the option to purchase, upon the expiration of the term of this Lease, or of any subsequent renewal term, if applicable, all but not less than all of the Equipment subject to this Lease upon the following terms and conditions:

     If Lessee desires to exercise this option it shall, at least one hundred eighty (180) days before expiration of the term of this Lease, give Lessor written notice of its intention to exercise this option to purchase and shall engage in negotiations with Lessor to determine the Purchase Price for the Equipment. Not less than ninety (90) days before expiration of the term of this Lease, Lessee shall give Lessor written notice of its election to purchase on the term mutually agreed upon during negotiations. Thereupon, at the expiration of the term of this Lease, Lessee shall pay to Lessor in cash the Purchase Price for the Equipment so purchased, determined as hereinafter provided.

     The Purchase Price of the Equipment shall be an amount equal to the greater of (a) fifteen (15) percent of original Total Invoice Cost, or (b) its then fair market value, together with all taxes and charges upon sale. For purposes of this Section, "fair market value" shall be deemed to be an amount equal to the sale price obtainable in an arms length transaction between a willing and informed buyer (other than a buyer currently in possession) and a willing and informed seller under no compulsion to sell. If the parties are unable to agree on the fair market value of the Equipment, then Lessee shall select a qualified independent appraiser and the fair market value determined by such appraiser shall be binding on the parties.

     Notwithstanding any election of Lessee to purchase, the provisions of this Lease shall continue in full force and effect until the passage of ownership of the Equipment upon the date of purchase. On the date of purchase, Lessor shall deliver to Lessee a bill of sale transferring and assigning to Lessee without recourse or warranty, except in respect of Lessor's acts, all of Lessor's right, title and interest in and to the Equipment. Lessor shall not be required to make and may specifically disclaim any representation or warranty as to the condition of the Equipment or any other matters.

     17.  INDEMNITY.

          (a) General. Lessee hereby assumes and agrees to indemnify, defend, protect, save and keep harmless Lessor, its agents and employees, from and against any and all losses, damages, injuries, claims, demands, and expenses, including legal expenses, of whatsoever kind and nature (other than such as may directly and proximately result from the gross negligence or wilful misconduct of or, its agents or employees), arising on account of the ordering, acquisition, delivery, installation or rejection of the ordering, acquisition, delivery, installation or rejection of the Equipment, the possession, maintenance, use, condition (including without limitation, latent and other defects and whether or not discoverable by Lessor or Lessee, any claim in tort for strict liability, and any claim for patent, trademark or copyright infringement) or operation of any item of the Equipment, and by whomsoever used or operated, during the term of this Lease with respect to that item of the Equipment, the loss, damage, destruction, removal, return, surrender, sale or other disposition of the Equipment, or any item thereof. It is understood and agreed, however, that Lessor shall give Lessee prompt notice of any claim or liability hereby indemnified against and that Lessee shall be entitled to control the defense thereof, so long as Lessee is not in Default hereunder.

        (b) TAX. (1) Lessee hereby represents and warrants that (w) it believes that it is reasonable to estimate that the useful life of the Equipment exceeds the lease term provided herein and in the Equipment Schedule by the greater of one (1) year or twenty (20) percent of such estimated useful life, and that said Equipment will have a value at the end of the original lease term provided herein and in the Equipment Schedule of at least twenty
(20) percent of the Total Invoice Cost (as specified on the Equipment Schedule) of the Equipment, without including in such value any increase or decrease for inflation or deflation during the original lease term (all as evidenced by the certificate of a qualified party to be provided at Lessee's expense to Lessor prior to the commencement of the lease term); (x) the Equipment is, and will be used by Lessee so as to remain, property eligible for depreciation deductions under Section 167 of the Internal Revenue Code of 1986, as now or hereafter amended (the "Code"), determined in accordance with the provisions of Section 168 of the Code, during the term of this Lease with respect thereto, and is assigned to the class of property specified in the Equipment Schedule pertaining thereto.

             (2) If Lessor in computing its taxable income or liability for tax, (x) shall either lose, or shall not have, or shall lose the right to claim, or there shall be disallowed or recaptured, for Federal and/or state income tax purposes, in whole or in part, the benefit of ACRS Deductions; or
(y) Lessor shall become liable for additional tax as a result of Lessee having added an attachment or made an alteration to the Equipment which would increase the productivity or capability of the Equipment which would violate the provisions of Rev. Proc. 75-21, 1975-1 C.B. 715, or Rev. Proc. 79-48, 1979-2
C.B. 529 (as either or both may hereafter be modified or superseded); or (z)
the statutory   melded full-year marginal Federal tax rate for corporation with a December 31 tax year-end is greater than forty (40) percent in 1987 or thirty-four (34) percent in any year thereafter; hereinafter referred to as a "Loss;" then Lessee shall pay Lessor the Tax Indemnification Payment as additional rent. As used herein, "ACRS Deductions" shall mean the deductions under Section 167 of the Code determined in accordance with the modified Accelerated Cost Recovery System with respect to the Total Invoice Cost of any item of the Equipment in accordance with the accelerated method set forth in
Section 168 of the Code as in effect on the date of this Lease for property assigned to the class of property specified in the Equipment Schedule pertaining thereto; and "Tax Indemnification Payment" shall mean such amount as, after consideration of (i) all taxes required to be paid by Lessor in respect of the receipt thereof under the laws of any governmental or taxing authority in the United States, and (ii) the amount of any interest or penalty which may be payable by Lessor in connection with the Loss, shall be required to cause Lessor's after-tax net return (the "Net Return") to be equal to, but greater than, the Net Return contemplated consistently with current tax laws as of the date of this Lease. If the Loss results from clause (z) of this sub-part (b)(2), the Tax Indemnification Payment shall not exceed an amount calculated such that (A) the pre-tax internal rate of return in (i) the originally specified rentals over the entire lease term, plus (ii) the Tax Indemnification Payment, is not more than the sum of (B) the pre- tax internal rate of return in the originally specified rentals over the entire lease term, plus (C) two hundred fifty (250) basis points.

           (3) Lessor shall be responsible for, and shall not be entitled to a Tax Indemnification Payment by Lessee on account of, any Loss arising solely as a direct result of the occurrence of any one or more of the following events:
(i) the failure of Lessor to timely and properly claim ACRS Deductions in the tax return of Lessor other than as a result of changes in the Code or applicable regulations unless in the reasonable opinion of Lessor's tax counsel there is no basis for such claim; or (ii) the failure of Lessor to have sufficient taxable income before application of the ACRS Deductions to offset the full amount of such ACRS Deductions other than as a result of changes in the Code or applicable regulations; or (iii) any event which by the terms of this Lease requires payment by Lessee of the Stipulated Loss Value if such Stipulated Loss Value is thereafter actually paid by Lessee to Lessor, to the extent that such payment reimburses Lessor for amounts otherwise payable by Lessee pursuant to this sub-part (b); or (iv) a disqualifying disposition due to sale of any item of the Equipment or this Lease by Lessor prior to a Default.

                (4) Lessor promptly shall notify Lessee in writing of such Loss and Lessee shall pay to Lessor the Tax Indemnification Payment within thirty (30) days of such notice. For purposes of this Section, a Loss shall occur upon the earliest of (i) the happening of any event (such as disposition or change in use of any item of the Equipment) which will cause such Loss; (ii) the payment by Lessor to the Internal Revenue Service or State taxing authority of the tax increase resulting from such Loss; (iii) the date on which the Loss is realized by Lessor; or (iv) the adjustment of the tax return of Lessor to reflect such Loss.

        (c) As used in this Section and in Section 10 hereof, the term "Lessor" shall mean and include Lessor and the consolidated Federal taxpayer group of which Lessor is a member. The obligations of Lessee under this Section, which accrue during the term of this Lease, shall survive the termination of this Lease.

        18. DEFAULT; REMEDIES. (a) Lessee shall be deemed to be in default hereunder ("Default") if (1) Lessee refuses to accept delivery of the Equipment; or (2) Lessee shall fail to make any payment of rent or any other payment as and when due hereunder and such failure shall continue unremedied for a period of ten (10) days after written notice thereof to Lessee by Lessor;
(3) Lessee shall fail to obtain and maintain the insurance required pursuant to
Section 12 hereof and such failure shall continue unremedied for a period of five (5) days after written notice thereof to Lessee by Lessor; or (4) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof to Lessee by Lessor; or (5) Lessee shall (A) be generally not paying its debts as they become due, (B) file, or consent by answer or otherwise to the filing against it, of a petition for relief or reorganization or an arrangement or any other petition in bankruptcy or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (C) make an assignment for the benefit of its creditors, (D) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; or (6) a court or governmental authority of competent jurisdiction shall enter an order appointing, without the consent of the Lessee a custodian, receiver, trustee or other officer with similar powers with respect to the Lessee or any substantial part of its property, or constituting an order for relief under any bankruptcy or insolvency law, or approving a petition for the relief, reorganization or arrangement of Lessee or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction or ordering the dissolution, winding up or liquidation of the Lessee or if any such petition shall be filed against the Lessee and such petition shall not be dismissed within sixty
(60) days; or (7) Lessee shall make or permit any unauthorized assignment or transfer of this Lease, the Equipment or any interest therein; or (8) with respect to any guarantor or any other party liable for payment or payment is or would have been due after the declaration of a Default), together with all other sums due hereunder as of such next payment date with respect to such Equipment, immediately due and payable with respect to any or all of the Equipment (the parties also deem that such amount best reflects the damages Lessor would sustain in the event of Lessee's bankruptcy or insolvency and this Lease were not assumed); or (B) sue for and recover all rent and other payments thereunder, then accrued or thereafter accruing, with respect to any or all of the Equipment, discounted at the Prime Rate (as such term is hereinafter defined); and/or

                (2)(A) require Lessee to assemble any or all of the Equipment at the location to which the Equipment was delivered or the location to which such Equipment may have been moved to Lessee or such other location in reasonable proximity to either of the foregoing as Lessor shall designate; or to return promptly, at Lessee's expense, any or all of the Equipment to Lessor at the location, in the condition and otherwise in accordance with all of the terms of Section 14 hereof; and/or (B) take possession of and render unusable by Lessee any or all of the Equipment, wherever it may be located, without any court order or other process of law and without liability for any damages occasioned by such taking of possession (any such taking of possession shall constitute an automatic termination of this Lease as it applies to those items taken without further notice, and such taking of possession shall not prohibit Lessor from exercising its other remedies hereunder); and/or

                     (3)(A) sell or otherwise dispose of any or all of the Equipment, whether or not in Lessor's possession, in a commercially reasonable manner at public or private sale (the parties agreeing that ten
(10) days prior written notice shall constitute adequate notice of such sale), and apply the net proceeds of such sale, after deducting all costs of such sale (including but not limited to costs of transportation, possession, storage, refurbishing, advertising and brokers' fees), to the obligations of Lessee hereunder with Lessee remaining liable for any deficiency and with any excess being retained by Lessor; or (B) retain any Equipment the possession of which is recovered by Lessor and credit the reasonable value thereof to the obligations of Lessee hereunder with Lessee remaining liable for any deficiency and with Lessor having no obligation to reimburse Lessee on account of any excess of such reasonable value over such obligations; and/or

                (3)  terminate this Lease as to any or all of the Equipment;
and/or

                (4) exercise any other right or remedy available to Lessor at law or in equity.

        Unless otherwise provided above, a termination hereunder shall occur only upon written notice by Lessor to Lessee and only with respect to such items of the Equipment as Lessor specifically elects to terminate in such notice. Except as to such items of the Equipment with respect to which there is a termination, this Lease shall remain in full force and effect and Lessee shall be and remain liable for the full performance of all its obligations hereunder.

        In addition, Lessee shall be liable for any and all reasonable legal fees and other costs and expenses incurred by reason of any Default or the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the return of any Equipment in accordance with the terms of Section 14 hereof or in placing such Equipment in the condition required by said Section. Unless the content expressly requires otherwise, no right or remedy referred to in this Section is intended to be exclusive, but each shall be cumulative, and shall be in addition to any other remedy referred to above or otherwise available at law or in equity and may be exercised concurrently or separately from time to time.

        The failure of Lessor to exercise the rights granted hereunder upon any Default by Lessee shall not constitute a waiver of any such right upon the continuation or re-occurrence of any such Default. In no event shall the execution of an Equipment Schedule constitute a waiver by Lessor of any pre-existing Default in the performance of the terms and conditions hereof.

        19. ASSIGNMENT BY LESSOR AND LESSEE. Without the prior written consent of Lessor (or as expressly set forth in Section 4(c) hereof), Lessee will not assign any of its rights hereunder, sublet the Equipment or otherwise permit the Equipment to be operated or used by, or to come into or remain in the possession of, anyone but Lessee. No assignment or sublease, whether authorized in this Section or in violation of the terms hereof, shall relieve Lessee of its obligations hereunder and Lessee shall remain primarily liable hereunder. In the event that this Lease is assigned by Lessee or its trustee in bankruptcy during the course of a pending bankruptcy of Lessee without Lessor's consent, Lessee agrees on behalf of itself and its trustee that any proceeds, profits or rentals received as a result of such assignment shall be immediately paid over to Lessor as additional security for adequate assurance of future performance by the assignee of Lessee or its trustee in bankruptcy.

        Lessor may at any time assign any or all of its rights, obligations, title and interest hereunder, to any other person with or without notice to Lessee. If Lessee is given notice of any such assignment, Lessee shall acknowledge receipt thereof in writing. In the event Lessor retains the obligations of the lessor hereunder in any such assignment, Lessor's assignee shall not be obligated to perform any duty, covenant or condition required to be performed by the lessor under the terms of this Lease; and no breach or default by Lessor hereunder or pursuant to any other agreement between Lessor and Lessee, should there be one, shall excuse performance by Lessee of any provision hereof; it being understood that in the event of a default or breach by Lessor that Lessee shall pursue any rights on account thereof solely against Lessor.

        Subject always to the foregoing, this Lease inures to the benefit of, and is binding upon, the successors and assigns of the parties hereto.

        20. QUIET POSSESSION. Lessor hereby represents and warrants to Lessee that Lessor has the full right and authority to enter into this Lease on the terms herein stated, and that, conditioned upon Lessee performing all of the covenants and conditions hereof, as to claims of Lessor or persons claiming under Lessor, Lessee shall peaceably and quietly hold, possess and use the Equipment during the term of this Lease subject to the terms and provisions hereof.

        21. LESSOR'S RIGHT TO PERFORM FOR LESSEE. If Lessee fails to perform or comply with any of its agreements contained herein, Lessor, upon notice to Lessee, shall have the right, but shall not be obligated, to effect such performance or compliance, and the amount of any out of pocket expenses and other reasonable expenses of Lessor incurred in connection with the performance of or compliance with such agreement, together with interest thereon at the Prime Rate on the date of payment by Lessor (or such lesser amount as may be permitted by law), shall be payable by Lessee upon depend. As used herein, "Prime Rate" shall mean the rate of interest from time to time announced by Maryland National Bank, Baltimore, Maryland, as its prime rate, whether or not such rate is otherwise published.

        Lessee hereby irrevocably appoints Lessor as Lessee's attorney-in-fact (which power shall be deemed coupled with an interest) to execute, endorse and deliver any deed, conveyance, assignment or other instrument in writing as may be required to vest in Lessor any right, title or power which by the terms hereof are expressed to be conveyed to or conferred upon Lessor, including, without limitation, Uniform Commercial Code financing statements (including continuation statements, real property waivers, and documents and checks or drafts relating to or received in payment for any loss or damage under the policies of insurance required by the provisions of Section 12 hereof, but only to the extent that the same relates to the Equipment.

        22. NOTICE. All notices (excluding billings and communications in the ordinary course of business) hereunder shall be in writing, sent by certified mail, return receipt requested, addressed to the other party at its respective address stated below the signature of such party or at such other address as such party shall from time to time designate in writing to the other party; and shall be effective from the date of mailing.

        23. MISCELLANEOUS. This Lease, the Equipment Schedule and any final commitment letter executed by the parties, constitute the entire agreement between the parties with respect to the subject matter hereof and shall not be amended or altered in any manner except by a document in writing executed by both parties.

        Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The representations, warranties and covenants of Lessee herein shall be deemed to be continuing and to survive the closing hereunder. Each execution by Lessee of an Equipment Schedule shall be deemed a reaffirmation and warranty that there shall have been no material adverse change in the business or financial condition of Lessee from the date of execution hereof. The captions in this Lease are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

        24. MARYLAND LAW GOVERNS. This Lease shall not be effective unless and until accepted by execution by an officer of Lessor at the address, in the State of Maryland, as set forth below the signature of Lessor. This Lease and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed in accordance with, the laws of the State of Maryland, including all matters of construction, validity and performance, regardless of the location of the Equipment. The parties agree that any action or proceeding arising out of or relating to this Lease may be commenced in any state or Federal court of competent jurisdiction in the State of Maryland and each party agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address designated pursuant hereto, or as otherwise provided under the laws of the State of Maryland.

        IN WITNESS WHEREOF, the parties hereto have caused this Lease to be duly executed under seal as of the date and year first above set forth.

MARYLAND NATIONALEASE              GENETICS INSTITUTE, INC.
CORPORATION                        Lessee
Lessor


By:/s/ Kenneth E. Lindholm (SEAL)  By:/s/ Garen G. Bohlin   (SEAL)
   ------------------------           ----------------------
  Senior Vice President               Senior Vice President
  Kenneth E. Lindholm                 Finance & Administration
  c/o Maryland National               87 Cambridge Park Drive
  Leasing Corporation                 Cambridge, Massachusetts 02140
  502 Washington Avenue
  Towson, Maryland 21204